Exhibit 10.3

MUTUAL RELEASE AND TERMINATION AGREEMENT
This MUTUAL RELEASE AND TERMINATION AGREEMENT (this “Agreement”) is entered into as of the 31st day of December, 2022, by and among Azteca International Corporation, a Delaware corporation (“AIC”), HC2 Network Inc., a Delaware corporation, (“HC2 Network”) and TV Azteca, S.A.B. de C.V., a Sociedad Anónima Bursátil de Capital Variable, publicly traded variable capital corporation organized under the laws of Mexico (“TVA”).
RECITALS
WHEREAS, AIC, HC2 Network and TVA are party to that certain Program Licensing Agreement entered into as of November 29, 2017 (the “PLA”) and the Binding Term Sheet: La Academia (the “Term Sheet”) dated as of November 10, 2019;
WHEREAS, TVA and HC2 Network were party to that certain Broadcasting Services Agreement dated as of November 29, 2017 (as such agreement has been amended and supplemented prior to the date hereof, including pursuant to the First Amendment to Broadcasting Services Agreement made as of December 2021 and the Second Amendment to Broadcasting Services Agreement made as of March 31, 2022, the “BSA”) which was terminated according to its terms on March 31, 2022;
WHEREAS, AIC, HC2 Network and TVA desire to terminate the PLA, the Term Sheet and any and all other agreements or arrangements, including without limitation, arising out of the BSA following the termination of the BSA as of the Termination Effective Time, and resolve all disputes among them concerning the parties’ relationships and monies potentially due and owing; and
NOW, THEREFORE, in consideration of the above premises, the mutual covenants herein contained and for other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
1.Termination. Each of AIC, HC2 Network and TVA agrees that:
(a)pursuant to Section 13.2(a) of the PLA, the PLA is hereby terminated as of the Termination Effective Time and, thereafter, except to the extent set forth in Section 5.5 of the PLA, the parties shall have no further obligations or rights under the PLA;
(b)the Term Sheet is hereby terminated as of the Termination Effective Time;
(c)any and all other agreements or arrangements, including without limitation, arising out of the BSA following the termination of the BSA are hereby terminated as of the Termination Effective Time; and
(d)the BSA terminated in accordance with its terms on March 31, 2022.
2.Termination of the PLA. Each of the parties hereto agrees that, for the avoidance of doubt, because the PLA is being terminated pursuant to Section 13.2(a) of the PLA, none of
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the parties hereto or their respective Affiliates is required, as of and after the Termination Effective Time, to comply with any of the provisions of Article 15 of the PLA.
3.Waiver and Release.
(a)Release by AIC, TVA. Each of AIC and TVA effective as of the Termination Effective Time, for itself and on behalf of its respective Affiliates and each of their respective officers, directors, managers, members, partners, agents, successors and assigns (the "AIC/TVA Releasing Parties") hereby absolutely, unconditionally and irrevocably WAIVES, RELEASES and FOREVER DISCHARGES (i) HC2 Network, (ii) the Affiliates of HC2 Network, and (iii) the current and former officers, directors, members, managers, partners, equityholders, employees, successors and assigns and agents of the Persons identified in clauses (i) and (ii) (collectively, the “AIC/TVA Released Parties”) from any and all Claims that any AIC/TVA Releasing Party ever had or may have against any AIC/TVA Released Party that may be based on, arising out of or related to the PLA, the BSA, the Term Sheet, any and all other agreements or arrangements, including without limitation, arising out of the BSA following the termination of the BSA, this Agreement or otherwise prior to the date hereof (the “AIC/TVA Released Claims”), and waives all rights that any AIC/TVA Releasing Party may now or in the future have with respect to any AIC/TVA Released Claims. The AIC/TVA Releasing Parties shall not, and no one on their behalf shall, assert or file any Claim against any AIC/TVA Released Party arising out of any matter released pursuant to this Section 3(a). In the event that any Claim is asserted or filed against any AIC/TVA Released Party in breach hereof, such AIC/TVA Released Party shall be entitled to recover its costs, fees or expenses, including reasonable attorney fees and costs at trial and on appeal, incurred in defending against such action from the AIC/TVA Releasing Parties. The AIC/TVA Releasing Parties acknowledge that they are fully informed and aware of their rights to receive independent legal advice regarding the advisability of the releases contemplated hereby and have received such independent legal advice as they deem necessary with regard to the advisability thereof. The AIC/TVA Releasing Parties further acknowledge that they have made an investigation of the facts pertaining to the releases contemplated hereby as they have deemed necessary, and, further, acknowledge that they have not relied upon any statement or representation of others.
(b)Release by HC2 Network. HC2 Network effective as of the Termination Effective Time, for itself and on behalf of its Affiliates and each of their respective officers, directors, managers, members, agents, partners, successors and assigns (the "HC2 Network Releasing Parties"), hereby absolutely, unconditionally and irrevocably WAIVES, RELEASES and FOREVER DISCHARGES (i) each of AIC and TVA, (ii) the Affiliates of AIC and TVA, and (iii) the current and former officers, directors, members, managers, partners, equityholders, employees, successors and assigns and agents of the Persons identified in clauses (i) and (ii) (collectively, the “HC2 Network Released Parties”) from any and all Claims that any HC2 Network Releasing Party ever had or may have against any HC2 Network Released Party that may be based on, arising out of or related to the PLA, the BSA, the Term Sheet, any and all other agreements or arrangements, including without limitation, arising out of the BSA following the termination of the BSA, this Agreement or otherwise prior to the date hereof (the “HC2 Network Released Claims”), and waives all rights that any HC2 Network Releasing Party may now or in the future have with respect to any HC2 Network Released Claims. The HC2 Network Releasing Parties shall not, and no one on their behalf shall, assert or file any Claim against any HC2 Network Released Party arising out of any matter released pursuant to this Section 3(b). In the event that any Claim is asserted or filed against any HC2 Network Released Party in breach

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hereof, such HC2 Network Released Party shall be entitled to recover its costs, fees or expenses, including reasonable attorney fees and costs at trial and on appeal, incurred in defending against such action from the HC2 Network Releasing Parties. The HC2 Network Releasing Parties acknowledge that they are fully informed and aware of their rights to receive independent legal advice regarding the advisability of the releases contemplated hereby and have received such independent legal advice as they deem necessary with regard to the advisability thereof. The HC2 Network Releasing Parties further acknowledge that they have made an investigation of the facts pertaining to the releases contemplated hereby as they have deemed necessary, and, further, acknowledge that they have not relied upon any statement or representation of others.
(c)Exceptions. Notwithstanding anything to the contrary provided in Section 3(a) or Section 3(b), the AIC/TVA Released Claims and the HC2 Network Released Claims shall not include, and nothing herein shall waive, release or discharge in any manner, or constitute a defense to any claim arising in connection with the enforcement of this Agreement by any party hereto.
(d)Waiver of Legal Rights. EACH PARTY HERETO EXPRESSLY WAIVES ANY AND ALL RIGHTS IT HAS UNDER ANY STATE OR FEDERAL STATUTE OR ANY COMMON LAW PRINCIPLE OF SIMILAR EFFECT, THAT PROVIDES THAT THE FOREGOING WAIVER, RELEASE AND DISCHARGE DOES NOT EXTEND TO CLAIMS THAT IT DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AS OF THE DATE HEREOF, WHICH IF KNOWN BY IT WOULD HAVE MATERIALLY AFFECTED ITS SETTLEMENT OF THE AIC/TVA RELEASED CLAIMS AND THE HC2 NETWORK RELEASED CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM, OR IN ADDITION TO, THOSE WHICH IT KNOWS OR BELIEVES TO BE TRUE WITH RESPECT TO THE AIC/TVA RELEASED CLAIMS AND THE HC2 NETWORK RELEASED CLAIMS, AND AGREES THAT THE RELEASES CONTEMPLATED BY THIS SECTION 3 SHALL BE AND REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING SUCH DIFFERENT OR ADDITIONAL FACTS OR THE DISCOVERY THEREOF. EACH WAIVER, RELEASE AND DISCHARGE OF ANY CLAIM UNDER THE RELEASES CONTEMPLATED BY THIS SECTION 3 BENEFITING ANY PERSON OR ENTITY SHALL APPLY TO SUCH CLAIM, WHETHER SUCH CLAIM IS CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHERWISE LEGAL FAULT OF SUCH PERSON OR ENTITY.
(e)No Assignment of Released Claims. (a) HC2 Network represents and warrants to AIC and TVA that the release set forth in Section 3(b) is binding upon it, HC2 Network has not in any manner assigned, pledged or otherwise voluntarily or involuntarily disposed of or transferred to any Person any interest in any HC2 Network Released Claim, HC2 Network (or its Affiliates) are the sole and exclusive owners of all HC2 Network Released Claims and each HC2 Network Released Claim is hereby fully and finally discharged, settled and satisfied effective as of the Termination Effective Time; and (b) each of AIC and TVA represents and warrants to HC2 Network that the release set forth in Section 3(a) is binding upon AIC and TVA, neither AIC nor TVA has in any manner assigned, pledged, or otherwise voluntarily or involuntarily disposed of or transferred to any Person any interest in any AIC/TVA Released Claim, AIC, TVA (or an Affiliate thereof) are the sole and exclusive owners of all AIC/TVA Released Claims and each AIC/TVA Released Claim is hereby fully and finally discharged, settled and satisfied effective as of the Termination Effective Time.

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(f)No Admission. This Agreement does not constitute evidence of unlawful conduct or wrongdoing by any of AIC, TVA, HC2 Network or any of their respective Affiliates.
4.Non-disparagement Covenant. Each of AIC, HC2 Network and TVA agrees and agrees to cause their respective Affiliates for a period of five years after the date hereof, to not publish or make any negative, disparaging, damaging, or critical statements, whether written or oral, which are likely to adversely affect or otherwise malign the business or reputation of, with respect to AIC, TVA and their respective Affiliates, HC2 Network, the Affiliates of HC2 Network or the respective officers, directors, managers, members, agents, partners, equityholders, employees and successors and assigns of HC2 Network and such Affiliates of HC2 Network and, with respect to HC2 Network and its Affiliates, AIC, TVA and their respective Affiliates or the respective officers, directors, managers, members, agents, partners, equityholders, employees and successors and assigns of AIC, TVA and such Affiliates of AIC and TVA, or do anything that may harm the reputation of any of them, provided, however, that the foregoing is neither intended to, nor shall limit the ability of any Person to testify truthfully in response to any valid subpoena issued by a court of competent jurisdiction or to engage in any other activity compelled or protected by law.
5.Jurisdiction; Waiver of Jury Trial.
(a)Jurisdiction. Each of the parties (i) agrees that any suit action or other proceeding against it arising out of or relating to this Agreement or of any transaction contemplated hereby that might be brought by its or any of its Affiliates, as the case shall be, may be instituted in any court of the State of New York or any United States court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States of America, and any appellate court from any court thereof, (ii) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit action or proceeding, any immunity from the jurisdiction of such courts over any suit, action or proceeding, its right to bring action in any other jurisdiction that may apply by virtue of its present or future domicile or for any other reason, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum and any right to any other jurisdiction to which it may be entitled on account of place of residence or domicile, or for any other reason, (iii) irrevocably consents and submits to the exclusive jurisdiction of any court of the State of New York or any United States court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States of America, and any appellate court from any court thereof, and (iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of any jurisdiction of which it is subject by a suit upon judgment.
(b)Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS OR ANY OTHER MATTER CONTEMPLATED BY THIS AGREEMENT.

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(c)Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties may be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, such relief being in addition to any other remedy to which they are entitled at law or in equity.
6.Definitions.
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
(a)“Affiliate” of a Person means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. For the purposes of this Agreement, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
(b)“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York or Mexico City.
(c)“Claims” means any and all manner of liabilities, causes of action at law or in equity, claims, complaints, actions, proceedings, demands, suits, debts, losses, obligations, damages, indebtedness, amounts owed, dues, judgments, rights of contribution, costs, expenses, covenants, agreements, representations and other claims of any and every kind, arising under any theory of contract, tort, breach of duty, strict liability, negligence, law, equity or any other theory of liability or based on any foreign, federal, state, or local law, code, statute, rule or regulation, or the common or civil law of any jurisdiction (in each case, whether known, unknown, disclosed, undisclosed, matured, unmatured, accrued, unaccrued, asserted, unasserted, fixed, unfixed, perfected, unperfected, liquidated, unliquidated, absolute, contingent, direct, indirect, conditional, unconditional, secured, unsecured, vicarious, derivative, due, joint, several or secondary).
(d) “Person” shall mean any individual, partnership, limited partnership, joint venture, firm, corporation, association, limited liability company, trust or other entity, or any government or political subdivision or any agency, department or instrumentality thereof.
(e)“Termination Effective Time” means 11:59 p.m. eastern standard time on December 31, 2022.

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7. Payment. In accordance with the express conditions set forth below, HC2 Network hereby agrees to pay TVA the sum of Two Million Four Hundred Ninety-Eight Thousand Five Hundred Sixty-Two United States Dollars (US$2,498,562) in full and final settlement of all amounts claimed by TVA, AIC and its respective Affiliates from HC2 Network under the PLA, the Term Sheet, the BSA, any and all other agreements or arrangements, including without limitation, arising out of the BSA following the termination of the BSA, the Agreement or otherwise (including reimbursement of legal fees) on the third Business Day following the date of the earliest to occur of the following: (i) an order issued by the court in the matter entitled Diamond Films Netherlands Cooperatief U.A. against TV Azteca S.A.B. DE C.V., Supreme Court of New York, County of New York, Index No. 655384/2020 (the “New York Lawsuit”) vacating the judgement entered on June 23, 2022 in favor of Diamond Films Netherlands Cooperatief U.A. against TVA, (ii) an order issued by the court in the New York Lawsuit authorizing the payment of the amount set forth in this Section 7, (iii) the expiration of the Restraining Notice dated July 26, 2022 served on HC2 Network in connection with the New York Lawsuit or (iv) reasonable opinion of counsel of HC2 Network.
8.Miscellaneous.
(a)Assignment; No Prior Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties. Any purported assignment without such prior written consents shall be void.
(b)Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
(c)No Waiver. Waiver of any term or condition of this Agreement by any party hereto shall only be effective if in writing and executed by a duly authorized officer or representative of the waiving party and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.
(d)Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings, both written and oral, relating to the subject matter hereof.
(e)Invalid Provisions. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Notwithstanding the foregoing, no release hereunder shall be effective in favor of any Person unless the release is and remains binding upon such Person. Upon such a determination, the parties shall negotiate in

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good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.
(f)Governing Law. This Agreement shall be governed by the laws of the State of New York without giving effect to any conflict or choice of law provision, except as Section 5-1401 of the New York General Obligations Law shall apply.
(g)Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.
(h)Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. Facsimile signatures, electronic signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.
(i)Confidentiality. Each Person party hereto, for themselves and the Persons on whose behalf such Person party hereto has bound them to this Agreement, covenant to keep this Agreement strictly confidential other than as necessary to enforce the terms hereof; and, except as required by law, rule or regulation, will not disclose the terms of this Agreement except to legal, tax and other advisors who have been advised of this confidentiality obligation.
(j)Notices. Unless this Agreement specifically requires otherwise, any notice, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by facsimile or email (in the case of delivery by facsimile or email, solely if receipt is confirmed) or sent by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service that provides a receipt of delivery, in each case, to the parties at the addresses specified below:
If to AIC:
3900 W Alameda Ave
Suite 1200
Burbank, CA 91505
Attn: General Counsel
With a copy to:
Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
United States of America
Attn: J. Allen Miller
Email: amiller@winston.com
Facsimile No.: (212) 294-4700

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If to TVA:
Perferico Sur 4121
Colonia Fuentes del Pedregal
Ciudad de Mexico, Mexico 14141
Attn: General Counsel
With a copy to:
Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
United States of America
Attn: J. Allen Miller
Email: amiller@winston.com
Facsimile No.: (212) 294-4700
If to HC2 Network:
HC2 Network Inc.
295 Madison Avenue, 12th Floor
New York, NY 10017
United States of America
Attn: Wayne Barr
Email: wbarr@INNOVATEcorp.com

With copies to:
Akerman LLP
1251 Avenue of the Americas, 37th Floor
New York, NY 10020
Attn: Palash Pandya
Email: palash.pandya@akerman.com
or to such other address or addresses as the parties may from time to time designate in writing.
Notice given by personal delivery, mail or overnight courier pursuant to this Section 7(j) shall be effective upon physical receipt. Notice given by facsimile or email pursuant to this Section 7 (j) shall be effective as of the date of confirmed delivery if delivered before 5:00 p.m. Eastern Time on any Business Day or the next succeeding Business Day if confirmed delivery is after 5:00 p.m. Eastern Time on any Business Day or during any non-Business Day.
[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AZTECA INTERNATIONAL CORPORATION

By:	/s/ Rafael Rodriguez S
Name:	Rafael Rodriguez S
Title:
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HC2 NETWORK INC.

By:	/s/ Wayne Barr, Jr.
Name:	Wayne Barr, Jr.
Title:	Chief Executive Officer

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TV AZTECA, S.A.B. de C.V.

By:	/s/ Rafael Rodriguez S
Name:	Rafael Rodriguez S
Title:
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